MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of this 29th day of October 2019 by and among Frank I Igwealor, (“Seller”), Video River Networks, Inc. (“Purchaser”).

RECITALS

A. Seller in the owns 100% of the issued and outstanding membership interests in the Company; and

B. Purchaser desires to acquire all of Seller’s membership interest (“Membership Interest”) in the Company pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants, agreements, representations and warranties, the Explanatory Statement which is hereby incorporated herein by reference, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, the Company and Purchaser hereby agree as follows:

ARTICLE ONE

DEFINITIONS

As used in this Agreement, the following terms shall have the meaning set forth after each such term.

1.1 “1934 Act” means the Securities and Exchange Act of 1934, as amended.

1.2 “1933 Act” means the Securities Act of 1933, as amended.

1.3 “Agreement” is defined above.

1.4 “Closing” means the closing of the Purchase, to be held at a place, in a manner and, on a date mutually agreeable, but in no event later than fifteen (15) days following the date on which all conditions to the closing of the Purchase, as set forth herein, have been satisfied.

1.5 “Closing Date” means the date of the Closing.

1.6 “Code” means the Internal Revenue Code of 1986, as amended.

1.7 “Controlling Person” means each person, if any, who controls Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act.

1.8 “Effective Date” means the date the Purchase becomes effective which shall be the Closing Date.

1.9 “Documents” means the LLC Purchase Agreements

1.10 “Environmental Laws” means all Federal, state and local laws relating to pollution, protection of the environment, and waste disposal.

1.11 “ERISA” means the Employees Retirement Income Security Act of 1974.

1.12 “Escrow Account” is defined in Section 2.3 herein.

1.13 “Insiders” means the officers, directors, partners, employees, representatives or agents of the Company.

1.14 “Intangible Property” means licenses or other rights held or owned by the Company to use all software, patents, trademarks, trade names, trade secrets, copyrights, inventions, formulae, methods and processes.

1.15 “Lien” means any security interest, mortgage, pledge, claim, lien, or encumbrance on any of the assets of the Company.

1.16 “LLC Companies” means the Company.

1.17 “LLC Purchase Agreement” means this membership interest purchase agreement,

1.18 “Material Adverse Effect” means any event reasonably expected to (i) result in a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), or affairs of the Company, or (ii) in any manner, draw into question the validity of any of the Documents.

1.19 “Membership Interests” means all of the membership interests of the Company, all of which are owned by the Seller.

1.20 “Plan” or “Plans” means any plan or arrangements of the Company which constitutes an “employee benefit plan,” as defined in Section 3 (3) of ERISA. .

1.21 “Shareholder” or “Shareholders” mean the holders of any shares of the capital membership interest or equity interests of the Company.

1.22 “State Acts” means any applicable state securities laws or Blue Sky laws.

1.23 “Stock Purchase Agreement” means the stock purchase agreement dated as of even date herewith by and among Purchaser, Sterling Systems & Consulting, Inc., Sterling Ohio Management, Inc., and Bruce and Shelly White.

1.24 “Membership Interest Consideration” is defined herein in Section 2.2.

ARTICLE II

PURCHASE OF THE MEMBERSHIP INTERESTS

SECTION 2.1. Purchase and Sale of the Membership Interests. At the Closing, the Seller will sell, convey, transfer and deliver to the Purchaser, and the Purchaser will purchase and receive from the Seller all Membership Interest in the Company owned by the Seller as of the Closing, which Membership Interests shall represent all of the issued and outstanding membership interests in the Company as of Closing.

SECTION 2.2. Purchase Price.

2.2.1 The purchase price to be paid by Purchaser to Seller for the Membership Interests (the “Purchase Price”) shall be One Dollar ($1.00) in form acceptable to seller, upon execution of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1.1 Representations and Warranties of the Company and the Seller. Except as set forth in this Agreement, the Seller jointly and severally represent and warrant to the Purchaser that::

3.1.2 Power and Authority. Seller has all requisite power and authority, to execute, deliver, and perform its obligations under this Agreement and the Documents and to consummate all transactions contemplated hereby.

3.1.3 Membership Interests. Seller’s membership interests in the Company are duly and validly authorized, and all such membership interests are fully paid and nonassessable, and are owned by Seller free and clear of any Lien. No such membership interest was issued in violation of any preemptive or similar rights.

3.1.4 Validity of Agreement. This Agreement has been duly and validly authorized, executed, and delivered by the Company and the Seller and constitutes a valid and legally binding agreement of the Company and the Seller, enforceable against it and them in accordance with its terms, except as such enforceability may be limited by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification, by principles of public policy or federal or state securities laws relating thereto.

3.1.5 No Conflict. The execution, delivery, and performance of this Agreement by the Company and the Seller and the consummation of the transactions contemplated hereby will not violate, conflict with, or result in a breach or violation of the organizational documents or operating agreement (or similar organizational and governance documents) of the Company or any of the terms or provisions of, or constitute a default or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose) a Lien with respect to the organizational documents or operating agreement (or similar organizational and governance documents) of the Company, any bond, note, debenture, or other evidence of indebtedness or any indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is a party or by which it is bound, or to which any properties of the Company are or may be subject, or contravene any order of any court or governmental agency or body having jurisdiction over the Company or any of its properties, or violate or conflict with any statute, rule or regulation, or administrative or court decree applicable to the Company or any of its properties, except for any such violations, conflicts, breaches, or defaults which, singularly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

3.1.6 No Broker. Neither the Company nor the Seller has incurred any liability for finder’s, agent’s or brokerage fees, commissions or compensation in connection with this Agreement or the transactions contemplated hereby.

3.1.7 Best Efforts. On or prior to the Closing, the Company and Seller will, to the extent permitted by applicable laws, rules and regulations, take such actions and execute and deliver all such agreements, documents, certificates or amendments to this Agreement as may be necessary or desirable to effectuate the provisions and intent of this Agreement.

3.1.8 Contingency. None

3.2 Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company and Seller that:

3.2.1 The Purchaser has been duly organized, is validly existing as a corporation in good standing under the laws of the State of California, and has the requisite corporate power to carry on its business as it is currently being conducted.

3.2.2 The execution and delivery of this Agreement by the Purchaser has been duly authorized by proper corporate action and, on the Effective Date, the Purchaser will have all necessary corporate power and authority to consummate the transactions contemplated hereby.

3.2.3 Best Efforts. On or prior to the Closing, Purchaser shall, to the extent permitted by applicable laws, rules and regulations, take such actions and execute and deliver all such agreements, documents, certificates or amendments to this Agreement as may be necessary or desirable to effectuate the provisions and intent of this Agreement. .

3.3 Additional Representations and Warranties of the Seller. The Sellers hereby agree with Purchaser that:

3.3.1 Tax Consequences. The Sellers understand, acknowledge and agree that the consideration received by them in the Purchase shall be subject to taxation by federal and state taxing authorities. The Sellers have, at their sole expense and to the extent they deemed necessary or appropriate, consulted with own tax advisors to determine the tax consequences associated with the Purchase.

ARTICLE IV

COVENANTS

4.1 Conduct of Business. Except as otherwise contemplated herein, between the date hereof and the Closing Date, or the time when this Agreement terminates as provided herein, the Company agrees, and Seller agrees to cause the Company to not:

4.1.1 Make any change in its authorized equity ownership interests.

4.1.2 Issue any membership interests or other equity interests, securities convertible into its membership interests or other equity interests, or any debt securities.

4.1.3 Issue or grant any options, warrants, or other rights to purchase membership interests or other equity interests.

4.1.4 Declare or pay any dividends or other distributions on any membership interests except as provided for in this Agreement.

4.1.5 Purchase or otherwise acquire or agree to acquire for a consideration any membership interests (other than in a fiduciary capacity).

4.1.6 Enter into or amend any employment, pension, retirement, membership interest option, profit sharing, deferred compensation, consultant, bonus, group insurance, or similar plan or agreement in respect of any of its members or other employees, or increase the current level of contributions to any such plan now in effect.

4.1.7 Take any action materially and adversely affecting this Agreement or the transactions contemplated hereby or the Company’s financial condition (present or prospective), businesses, properties, or operations.

4.1.8 Acquire, consolidate or merge with any other company, corporation, or association, or acquire, other than in the ordinary course of business, any assets of any other company, corporation, or association.

4.1.9 Mortgage, pledge, or subject to a lien or any other encumbrance, any of their assets, dispose of any of its assets, incur or cancel any debts or claims, or increase the current level of compensation or benefits payable to its members or employees except in the ordinary course of its business as heretofore conducted, or take any other action not in the ordinary course of its business as heretofore conducted, or incur any material obligation, or enter into any material contract except as provided for in this Agreement.

4.1.10 Amend its organizational documents or operating agreement.

4.1.11 Take any action to solicit, initiate, encourage, or authorize any person, including members and other employees, to solicit from any third party any inquiries or proposals relating to the disposition of its business or assets, or the acquisition of its membership interests, or the merger of it with or sale of any of its membership interests to, any person other than the Purchaser, and they shall promptly notify Purchaser orally of all the relevant details relating to all inquiries and proposals which they may receive relating to any of such matters, except as authorized by the Bankruptcy Court.

4.2 Function of Seller After Closing. Seller is also the controlling shareholder and manager of buyer.  Thus, after closing Seller shall continue running the company as directed by buyer.

4.3 Survival of Representation and Warranties. The representation and warranties given by Purchaser, Seller and Company shall survive the Closing for a period of twelve months, after which they shall cease and a breach thereof shall not be actionable.

ARTICLE V

CONDITIONS TO PURCHASE

5.1 Closing Conditions. All obligations of the Purchaser and Seller to consummate the Purchase are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, except in the event the parties hereto shall all waive one or more of such conditions in writing:

5.2 Accuracy of Representations, Warranties, and Covenants. The representations, warranties, and covenants of the Purchaser and Seller, contained in this Agreement or on any schedule, list, exhibit, certificate or document delivered by the Company or the Seller pursuant to the provisions hereof shall be true in all material respects on the date hereof and as of the Closing Date.

5.3 Performance and Compliance. The Company or the Seller shall have performed and complied in all material respects with all the agreements, covenants, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

5.4 Board of Director and Shareholder Approval. The Members of Company and the Board of Directors of Purchaser shall approve this Agreement.

5.5 Leases. Purchaser, Company, and each lessor of real property occupied by the Company shall have entered into assignments of existing leases between Company and such lessors.

ARTICLE VI

CLOSING DELIVERIES OF SELLER

SECTION 6.1. At Closing, Seller shall deliver to Purchaser the following:

(a) Certificates (or affidavits certifying that the certificates have been lost, if applicable) evidencing the membership interests to be transferred pursuant to this Agreement, which certificates shall be properly endorsed for transfer or accompanied by duly executed stock powers, in either case executed in blank or in favor of Purchaser or as Purchaser may have directed prior to the Closing, and shall have any requisite transfer tax stamps attached thereto;

(b) Such other documents and agreements as reasonably requested by Purchaser.

ARTICLE VII

COVENANTS OF THE PARTIES

SECTION 7.1. Further Assurances; Access to Properties and Information. Each of the parties hereto agrees to execute and deliver any and all further agreements, documents or instruments necessary or convenient to effectuate this Agreement and the transactions referred to herein or contemplated hereby or reasonably requested by the other party to perfect or evidence his, hers or its rights hereunder. Each party will promptly notify the other party of any information delivered to or obtained by such party which would prevent the consummation of the transactions contemplated by this Agreement, or would indicate a breach of the representations or warranties of any of the parties to this Agreement or as to which any party intends to seek indemnity under any of the terms of this Agreement.

SECTION 7.2. Expenses. Except as otherwise provided herein, each party agrees to pay its own expenses incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect.

ARTICLE VIII

MISCELLANEOUS

SECTION 9.1. Any notice hereunder shall be in writing and shall be given by personal delivery, by commercial overnight delivery service or by certified mail, postage prepaid, return receipt requested, or by facsimile, at the following address:

If to Seller:                    370 Amapola Ave Suite 200A, Torrance, CA 90501

If to Purchaser:             370 Amapola Ave Suite 200A, Torrance, CA 90501

Any party may, by like notice at any time and from time to time, designate a different address to which such notice shall be sent. Such notice shall be deemed sufficiently given (a) if personally served, upon such service, (b) if sent by commercial overnight delivery service, upon the next business day following such sending, (c) if mailed, forty-eight (48) hours following the first attempt of the postal service to deliver same or (d) if sent by facsimile, upon receipt of confirmation of transmission.

SECTION 9.2. Successors; Assignment. This Agreement shall be binding upon and shall inure to the benefit of Seller and their respective executors and administrators, and of Purchaser and its respective successors and assigns. This Agreement and the rights and obligations hereunder shall not be assignable without the prior written consent of the other parties hereto.

SECTION 9.3. Entire Agreement. This Agreement, together with the disclosures, notices and letters referred to herein and the exhibits hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection herewith.

SECTION 9.4. Amendments/Waivers. Any amendment hereof must be in writing. Any provision hereof may be waived in writing by the party entitled to the benefit of such provision. No waiver of the breach of any provision shall be deemed or construed to be a waiver of other or subsequent breaches. Nothing herein is intended to confer any rights or remedies upon any person not a party hereto, except as expressly provided to the contrary herein.

SECTION 9.5. Gender; Number. Except where the context otherwise requires, words used in the masculine gender include the feminine and neuter; the singular number includes the plural, and the plural the singular; and the word “person” includes a corporation or other entity or association as well as a natural person.

SECTION 9.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

SECTION 9.7. Choice of Law and Enforcement. This Agreement shall be construed in accordance with, and governed by, the United States Bankruptcy Code (“Bankruptcy Code”). Any disputes will be resolved by the Bankruptcy Code and the United States Bankruptcy Court shall retain jurisdiction to enforce the terms of this Agreement.

SECTION 9.8. No Third Party Beneficiaries. No person not a party hereto shall have any rights hereunder, it being the intent of the parties that there shall be no third party beneficiaries.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

// Frank I Igwealor

“SELLER”

// Frank I Igwealor

“PURCHASER”

LLC MEMBERSHIP INTEREST PURCHASE AGREEMENT